Exhibit 99.1

For more information:
Ron Barden
Intersections Inc.
703.488.6810
IR@intersections.com
Intersections Inc. Reports Fourth Quarter 2016 Results And Announces Year-End Business Update Call
•	Largest independent operator in the Identity Theft Monitoring space in the U.S. and Canada
•	Strategic refocus only on identity and privacy protection services
•	Identity Guard® subscriber base increased to 380 thousand subscribers
•	Voyce primary operations were ceased in December 2016
•	Captira and Habits at Work to be sold off in first half of 2017
CHANTILLY, VA – March 27, 2017 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended December 31, 2016.
"We made significant advances in our Identity Guard® product portfolio in 2016, initially with the release of a beta version of our new flagship product at the IBM World of Watson Conference on October 24, 2016 and thereafter with further development and testing," said Johan Roets, Chief Executive Officer. "These actions help to ensure that by the summer of 2017, the product will be best-in-class to address three strategic objectives: 1) knowing that a consumer has an identity theft problem earlier is better than knowing later; 2) taking preventative measures to limit one's risk profile and digital footprint can and will reduce the risk of identity theft; and 3) that everyone's risk profile is unique and therefore must receive customized advice and tools on how to protect themselves. Our innovation on the IBM WatsonTM technology platform will allow us to address the 88% of data in the world that is stored in unstructured format, but which could contain valuable information about our subscribers' and their families' personal information and risks thereto. No one else in the Identity Theft Monitoring space currently has this capability. We have also made significant investments in business development resources in the U.S. in order to avail ourselves of new market opportunities. In Canada, our new distribution partner, Sigma Loyalty Group, is solely dedicated to helping us grow the Canadian market in new segments and win back business lost in existing segments.
"We are very pleased to be entering 2017 with a complete focus on personal information security for consumers and families, as threats have never been greater," Mr. Roets continued. "The decision to wind down Voyce operations and exit other non-core businesses not only allows us to focus our resources and leverage our core competencies in identity and personal information security, but also to provide an opportunity to significantly improve our future financial results compared to 2016. The competitive landscape in our industry in the U.S. and Canada has seen very telling changes in 2016. Experian acquired CS Identity (which had approximately $120 million of revenue in 2016) in April 2016 for $360 million. Further, Symantec acquired LifeLock (which had approximately $660 million of revenue in 2016) in September 2016 for $2.3 billion. Not only do these acquisitions change the competitive landscape for us, they also demonstrate the potential value that Intersections Inc. can create with a focused growth business in the Identity Theft Monitoring space. The two acquisitions leave Intersections Inc. as the largest independent identity theft monitoring provider in the U.S., with personal information services revenue in 2016 of $164 million and a market capitalization of approximately $93 million (as of March 24, 2017)."
Consolidated revenue for the quarter ended December 31, 2016 was $42.2 million, compared to $47.4 million for the quarter ended December 31, 2015. Loss before income taxes for the quarter ended December 31, 2016 was $(12.6) million, compared to $(18.9) million for the quarter ended December 31, 2015. Consolidated adjusted EBITDA (loss) before share related compensation and non-cash impairment charges ("Adjusted EBITDA") for the quarter ended December 31, 2016 was $(1.8) million, compared to $(5.7) million for the quarter ended December 31, 2015. Diluted loss per share for the quarter ended December 31, 2016 was $(0.54), compared to $(0.68) for the quarter ended December 31, 2015. Consolidated revenue for the year ended December 31, 2016 was $175.7 million, compared to $203.8 million for the year ended December 31, 2015. Loss before income taxes for the year ended December 31, 2016 was $(30.5) million, compared to $(38.4) million for the year ended December 31, 2015. Consolidated Adjusted EBITDA (loss) for the year ended December 31, 2016 was $(6.6) million, compared to $(8.2) million for the year ended December 31, 2015. Diluted loss per share for the year ended December 31, 2016 was $(1.31), compared to $(2.26) for the year ended December 31, 2015.
In late 2016, the Board of Directors approved the closure of the Company's Pet Health Monitoring business, also known as Voyce, which generated a loss before income taxes of $(29.4) million for the year ended December 31, 2016. The discontinuation of Voyce commercial operations will enable the Company's growth strategy and capital to be directed to the Identity Guard® business. To further the Company's strategic focus, it also sold the business comprising the Bail Bonds Industry Solutions segment in early 2017.
Fourth Quarter Results:
•
Revenue from the Company's Identity Guard® subscriber base was $13.4 million for the quarter ended December 31, 2016 with a base of 380 thousand subscribers as of December 31, 2016, 1.6% higher than as of December 31, 2015.

•
Revenue from the Company's U.S. financial institution clients was $22.8 million for the quarter ended December 31, 2016 with a base of 705 thousand subscribers as of December 31, 2016. The subscriber base decreased by 1.2% per month during the fourth quarter, which the Company believes is representative of normal attrition given the discontinuation of marketing and retention efforts for this population.

•
Core Business (the aggregate of all businesses of Intersections Inc. except for its Pet Health Monitoring, or Voyce, business) income (loss) before income taxes for the quarter ended December 31, 2016 was $190 thousand compared to $(13.8) million for the quarter ended December 31, 2015. Core Business Adjusted EBITDA (loss) for the quarter ended December 31, 2016 was $3.6 million compared to $(973) thousand for the quarter ended December 31, 2015. As a result of the decision to exit the Bail Bonds Industry Solutions segment and the Habits at Work consulting business, we recorded non-cash asset impairments totaling $1.4 million in the fourth quarter of 2016.

•
Voyce loss before income taxes for the quarter ended December 31, 2016 was $(12.8) million compared to $(5.1) million for the quarter ended December 31, 2015. Voyce Adjusted EBITDA (loss) for the quarter ended December 31, 2016 was $(5.4) million compared to $(4.7) million for the quarter ended December 31, 2015. As a result of the ceased operations, we recorded non-cash asset impairments totaling $7.0 million in the fourth quarter of 2016.

•
As of December 31, 2016, the Company had a cash balance of $10.9 million, and an outstanding principal balance of $13.4 million under its term loan with Crystal Financial SPV LLC. For additional information, Please see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our most recent Form 10-K.

Year-End Results:
•
Revenue from the Company's Identity Guard® subscriber base for the year ended December 31, 2016 was $54.5 million compared to $55.6 million for the prior year. Revenue and subscriber growth during the year was negatively impacted by reduced marketing on a year to date basis compared to the prior year, as the Company prepared for the launch of its new product utilizing the IBM WatsonTM platform in the fourth quarter of 2016.

•	Revenue from the Company's U.S. financial institution clients for the year ended December 31, 2016 was $96.2 million.
•
Core Business (loss) before income taxes for the year ended December 31, 2016 was $(1.1) million compared to $(19.0) million for the year ended December 31, 2015. Core Business Adjusted EBITDA for the year ended December 31, 2016 was $13.2 million compared to $9.9 million for the year ended December 31, 2015.

•
Voyce loss before income taxes for the year ended December 31, 2016 was $(29.4) million compared to $(19.4) million for the year ended December 31, 2015. Voyce Adjusted EBITDA (loss) for the year ended December 31, 2016 was $(19.8) million compared to $(18.1) million for the year ended December 31, 2015.

Year-End 2016 Business Update Conference Call:
The Company also announced today that it will hold a conference call to provide a year-end 2016 business update on Monday, April 3, 2017 at 4:00 p.m. Eastern Time.
You may access the live webcast on the Investor's page at Intersections Inc.'s website www.intersections.com.
You can also access the call by dialing the toll free numbers below. If you wish to participate in the Q&A session, you must dial in.
WHAT:	Q4 2016 Intersections Inc. Earnings Conference Call

WHEN:	April 3, 2017
4:00 p.m. Eastern Time

HOW:	To register for the conference, please click here.
You will receive an email confirmation that will include the dial-in number, passcode, and PIN to be used when joining your event.
The replay of the webcast will be available on this website for four business days after the live call. The dial-in for the replay is either 888.843.7419 or 630.652.3042 with the replay access code of 5795601#.
Non-GAAP Financial Measures:
Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the accompanying tables and footnotes to this release and in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.
Forward-Looking Statements:
Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the timing and success of new product launches, including our Identity Guard® platform and other growth initiatives; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring impairment charges on goodwill and/or assets, including assets related to our Voyce® business; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under "Forward-Looking Statements," "Item 1. Business—Government Regulation" and "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative, information based solutions that help consumers manage risks and make better informed life decisions. Under its Identity Guard® brand and other brands, the company helps consumers monitor, manage and protect against the risks associated with their identities and personal information. Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
NET REVENUE	$42,201	$47,408	$175,662	$203,827
OPERATING EXPENSES:
Marketing	3,022	4,243	14,707	20,568
Commission	10,140	11,611	42,776	50,837
Cost of services revenue	12,442	15,949	53,837	64,932
Cost of hardware revenue	104	217	1,381	608
General and administrative	18,331	22,388	75,274	80,799
Impairment of goodwill	—	10,318	—	10,318
Impairment of intangibles and other assets	8,471	—	8,471	7,355
Depreciation	1,507	1,579	6,238	5,977
Amortization	93	206	577	687
Total operating expenses	54,110	66,511	203,261	242,081
LOSS FROM OPERATIONS	(11,909)	(19,103)	(27,599)	(38,254)
Interest expense	(666)	(160)	(2,369)	(313)
Other (expense) income, net	(68)	319	(482)	181
LOSS BEFORE INCOME TAXES	(12,643)	(18,944)	(30,450)	(38,386)
INCOME TAX BENEFIT (EXPENSE)	(145)	4,848	(19)	(6,102)
NET LOSS	$(12,788)	$(14,096)	$(30,469)	$(44,488)

Basic and diluted loss per common share	$(0.54)	$(0.68)	$(1.31)	$(2.26)
Weighted average shares outstanding, basic and diluted	23,500	20,782	23,259	19,677

INTERSECTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,857	$11,471
Accounts receivable, net of allowance for doubtful accounts of $15 (2016) and $115 (2015)	7,972	8,163
Prepaid expenses and other current assets	3,864	7,524
Inventory, net	250	2,253
Income tax receivable	3,314	7,730
Deferred subscription solicitation and commission costs	5,050	6,961
Assets held for sale	104	—
Total current assets	31,411	44,102
PROPERTY AND EQUIPMENT, net	10,611	13,438
GOODWILL	9,763	9,763
INTANGIBLE ASSETS, net	210	1,693
OTHER ASSETS	862	1,034
TOTAL ASSETS	$52,857	$70,030
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,536	$3,207
Accrued expenses and other current liabilities	11,068	15,845
Accrued payroll and employee benefits	4,256	7,091
Commissions payable	316	375
Current portion of long-term debt, net	2,146	—
Capital leases, current portion	471	631
Deferred revenue	8,295	2,380
Liabilities held for sale	104	—
Total current liabilities	29,192	29,529
LONG-TERM DEBT, net	10,092	—
OBLIGATIONS UNDER CAPITAL LEASES, less current portion	865	1,147
OTHER LONG-TERM LIABILITIES	3,436	3,971
DEFERRED TAX LIABILITY, net	1,905	1,905
TOTAL LIABILITIES	45,490	36,552
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock at $0.01 par value, shares authorized 50,000; shares issued 27,303 (2016) and 26,730 (2015); shares outstanding 23,733 (2016) and 23,236 (2015)	273	267
Additional paid-in capital	142,247	137,705
Treasury stock, shares at cost; 3,570 (2016) and 3,494 (2015)	(33,822)	(33,632)
Accumulated deficit	(101,331)	(70,862)
TOTAL STOCKHOLDERS' EQUITY	7,367	33,478
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$52,857	$70,030

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,469)	$(44,488)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation	6,238	5,977
Depreciation of other operating assets	24	—
Amortization	577	687
Deferred income tax, net	—	13,356
Amortization of debt issuance cost	884	109
Provision for doubtful accounts	(89)	100
Adjustment for surplus and obsolete inventories	801	—
Loss on disposal of fixed assets	451	65
Share based compensation	4,882	5,441
Amortization of deferred subscription solicitation and commission costs	12,656	17,538
Impairment of goodwill, intangibles and other assets	8,471	17,673
Changes in assets and liabilities:
Accounts receivable	57	7,221
Prepaid expenses and other current assets	3,661	979
Inventory, net	(2,585)	(2,253)
Income tax, net	4,415	(1,036)
Deferred subscription solicitation and commission costs	(10,744)	(17,578)
Other assets	79	782
Accounts payable	(845)	(2,147)
Accrued expenses and other current liabilities	(4,895)	(3,305)
Accrued payroll and employee benefits	(2,793)	1,810
Commissions payable	(59)	(94)
Deferred revenue	5,916	(532)
Other long-term liabilities	(554)	(574)
Cash flows used in operating activities	(3,921)	(269)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received for the liquidating distribution of White Sky, Inc.	57	—
Cash paid for acquisition of technology related intangible	—	(202)
Cash paid for the business acquisitions	—	(626)
Increase in restricted cash	(375)	—
Proceeds from sale of property and equipment	394	—
Acquisition of property and equipment	(6,685)	(4,212)
Cash flows used in investing activities	(6,609)	(5,040)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	20,000	—
Repayments of debt	(6,568)	—
Cash paid for debt issuance costs	(1,990)	—
Stock issuance proceeds, net of stock issuance costs	—	7,394
Capital lease payments	(719)	(696)
Withholding tax payment on vesting of restricted stock units and stock option exercises	(486)	(1,243)
Cash flows provided by financing activities	10,237	5,455
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(293)	146
CASH AND CASH EQUIVALENTS — Beginning of period	11,471	11,325
Less: cash reclassified to assets held for sale at end of period	(321)	—
CASH AND CASH EQUIVALENTS — End of period	$10,857	$11,471
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$1,641	$179
Cash paid for taxes	$28	$230
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Equipment obtained under capital lease, including acquisition costs	$923	$926
Equipment additions accrued but not paid	$423	$115
Shares withheld in lieu of withholding taxes on vesting of restricted stock awards	$39	$141
Shares issued in the business acquired from White Sky, Inc., net of liquidating distributions	$—	$576
Shares issued in the business acquired from Health at Work Wellness Actuaries LLC	$—	$1,551
Transfer of land and building to held for sale	$—	$214

INTERSECTIONS INC.
OTHER DATA
(in thousands)
(unaudited)

Personal Information Services Segment Revenue
The following tables provide details of our Personal Information Services segment revenue information for the three months and years ended December 31, 2016 and 2015:
	Quarters Ended December 31,
	2016	2015	2016	2015
Bank of America	$18,497	$21,247	46.7%	48.4%
All other financial institution clients	4,306	5,416	10.9%	12.3%
IDENTITY GUARD®	13,355	14,179	33.7%	32.3%
Canadian business lines	3,084	3,076	7.8%	7.0%
Other	343	—	0.9%	0.0%
Total Personal Information Services revenue	$39,585	$43,918	100.0%	100.0%

	Years Ended December 31,
	2016	2015	2016	2015
Bank of America	$77,841	$89,932	47.6%	47.7%
All other financial institution clients	18,361	25,492	11.2%	13.5%
IDENTITY GUARD®	54,545	55,594	33.3%	29.5%
Canadian business lines	12,488	17,511	7.6%	9.3%
Other	467	—	0.3%	0.0%
Total Personal Information Services revenue	$163,702	$188,529	100.0%	100.0%

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

Personal Information Services Segment Subscribers
The following tables provide details of our Personal Information Services segment subscriber information for the three months and years ended December 31, 2016 and 2015:

Three months ended:
	Financial Institution	IDENTITY GUARD®	Canadian Business Lines	Total
Balance at September 30, 2016	732	375	161	1,268
Additions	1	41	30	72
Cancellations	(28)	(36)	(29)	(93)
Balance at December 31, 2016	705	380	162	1,247
Balance at September 30, 2015	861	389	164	1,414
Additions	2	37	30	69
Cancellations	(34)	(63)	(29)	(126)
Balance at December 31, 2015	829	363	165	1,357

Years ended:
	Financial Institution	IDENTITY GUARD®	Canadian Business Lines	Total
Balance at December 31, 2014	1,421	342	296	2,059
Additions	4	253	103	360
Cancellations	(596)	(232)	(234)	(1,062)
Balance at December 31, 2015	829	363	165	1,357
Reclassification (1)	(11)	11	—	—
Additions	2	200	123	325
Cancellations	(115)	(194)	(126)	(435)
Balance at December 31, 2016	705	380	162	1,247
____________________________
(1)
We periodically refine the criteria used to calculate and report our subscriber data. In the year ended December 31, 2016, we reclassified certain subscribers that receive our breach response services, and the associated revenue, from the Financial Institution category to the Identity Guard® category. The reclassification is excluded from our calculations of decrease and increase in subscribers in our Financial Institution and Consumer Direct categories, respectively.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, or GAAP, as well as other financial measures referred to as non-GAAP financial measures. Consolidated adjusted EBITDA before share related compensation and non-cash impairment charges ("Adjusted EBITDA") is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation. An explanation regarding the company's use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss) and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Adjusted EBITDA represents consolidated loss before income taxes plus: share related compensation; non-cash impairment of goodwill, intangibles and other long-lived assets; (gain) loss on disposal of fixed assets; adjustment for surplus and obsolete inventories; depreciation and amortization; and interest (income) expense. We believe that the consolidated Adjusted EBITDA calculation provides useful information to investors because they are indicators of our operating performance, and we use these measures in communications with our board of directors, creditors, investors and others concerning our financial performance. Consolidated Adjusted EBITDA is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use consolidated Adjusted EBITDA to evaluate the operating performance of the company. In addition, consolidated Adjusted EBITDA, as defined in our credit agreement, as amended, with Crystal Financial SPV LLC ("Amended Credit Agreement") is used to measure covenant compliance.

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value (to the extent applicable) in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of consolidated Adjusted EBITDA when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Consolidated Adjusted EBITDA has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

The following table reconciles Core Business, Voyce and consolidated income (loss) before income taxes to consolidated Adjusted EBITDA, as defined, for the previous eight quarters through December 31, 2016. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

In the second quarter of 2016, we ceased adding other expense (income) to consolidated loss before income taxes as part of our calculation of Adjusted EBITDA, to be consistent with the definition of Adjusted EBITDA in our Credit Agreement. Prior periods have been recast to reflect the new presentation. For additional information, Please see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in our most recent Form 10-K.

INTERSECTIONS INC.
OTHER DATA, continued
 (unaudited)
Core Business, Voyce and consolidated Adjusted EBITDA (in thousands):
	2016 Quarter Ended				2015 Quarter Ended
	December 31	September 30	June 30	March 31	December 31	September 30	June 30	March 31
Reconciliation from consolidated loss before income taxes to consolidated Adjusted EBITDA:
Core Business (1):
Income (loss) before income taxes (2)	$190	$(1,857)	$(257)	$870	$(13,835)	$(2,043)	$(6,209)	$3,115
Non-cash share based compensation	(38)	2,319	1,446	1,155	1,018	1,422	1,427	1,574
Impairment of goodwill, intangibles and other assets	1,428	—	—	—	10,318	—	7,355	—
Loss on disposal of fixed assets	6	6	256	—	2	1	—	7
Depreciation	1,239	1,082	1,179	1,249	1,175	1,096	1,237	1,265
Amortization	81	81	174	177	189	188	142	119
Interest expense (income), net	664	620	840	242	160	71	(21)	103
Core Business Adjusted EBITDA	$3,570	$2,251	$3,638	$3,693	$(973)	$735	$3,931	$6,183

Voyce Business:
Loss before income taxes (2)	$(12,833)	$(6,384)	$(5,050)	$(5,129)	$(5,109)	$(4,668)	$(4,827)	$(4,810)
Impairment of goodwill, intangibles and other assets	7,043	—	—	—	—	—	—	—
Adjustment for surplus and obsolete inventories	—	801	—	—	—	—	—	—
Loss on disposal of fixed assets	91	96	—	—	2	—	—	53
Depreciation	268	404	410	407	404	392	376	32
Depreciation of other operating assets	4	4	15	1	—	—	—	—
Amortization	12	18	18	16	17	18	14	—
Interest expense (income), net	2	1	—	—	—	—	—	—
Voyce Adjusted EBITDA	$(5,413)	$(5,060)	$(4,607)	$(4,705)	$(4,686)	$(4,258)	$(4,437)	$(4,725)

Consolidated:
Consolidated loss before income taxes	$(12,643)	$(8,241)	$(5,307)	$(4,259)	$(18,944)	$(6,711)	$(11,036)	$(1,695)
Non-cash share based compensation	(38)	2,319	1,446	1,155	1,018	1,422	1,427	1,574
Impairment of goodwill, intangibles and other assets	8,471	—	—	—	10,318	—	7,355	—
Adjustment for surplus and obsolete inventories	—	801	—	—	—	—	—	—
Loss on disposal of fixed assets	97	102	256	—	4	1	—	60
Depreciation	1,507	1,486	1,589	1,656	1,579	1,488	1,613	1,297
Depreciation of other operating assets	4	4	15	1	—	—	—	—
Amortization	93	99	192	193	206	206	156	119
Interest expense (income), net	666	621	840	242	160	71	(21)	103
Consolidated Adjusted EBITDA	$(1,843)	$(2,809)	$(969)	$(1,012)	$(5,659)	$(3,523)	$(506)	$1,458

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

	Year Ended December 31, 2016			Year Ended December 31, 2015
	Core Business (1)	Voyce	Consolidated	Core Business (1)	Voyce	Consolidated
Reconciliation from consolidated loss before income taxes to consolidated Adjusted EBITDA:
Consolidated loss before income taxes (2)	$(1,054)	$(29,396)	$(30,450)	$(18,972)	$(19,414)	$(38,386)
Non-cash share based compensation	4,882	—	4,882	5,441	—	5,441
Impairment of goodwill, intangibles and other long-lived assets	1,428	7,043	8,471	17,673	—	17,673
Adjustment for surplus and obsolete inventories	—	801	801	—	—	—
Loss on disposal of fixed assets	268	187	455	10	55	65
Depreciation	4,749	1,489	6,238	4,773	1,204	5,977
Depreciation of other operating assets	—	24	24	—	—	—
Amortization	513	64	577	638	49	687
Interest expense (income), net	2,366	3	2,369	313	—	313
Consolidated Adjusted EBITDA	$13,152	$(19,785)	$(6,633)	$9,876	$(18,106)	$(8,230)
______________________________
(1)	"Core Business" comprises all the business of Intersections Inc. with the exception of its Voyce business.
(2)
In the year ended December 31, 2016, we implemented an allocation policy to charge a portion of general and administrative expenses from our Corporate business unit into our other segments. The charge is a reasonable estimate of the services provided by our Corporate business unit to support each segment's operations. For comparability, the results of operations for the year ended December 31, 2015 have been recast to reflect this allocation.